UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events	1

SIGNATURES	2

PURPOSE OF FILING

The purpose of this filing is to report to you that we have entered into an agreement with Convergys Customer Management Group for the purpose of enhancing our customer contact center solution.

Item 8.01.	Other Events

On December 16, 2010, we entered into a six year business process outsourcing agreement effective January 1, 2011, with Convergys Customer Management Group (CCMG) in order to enhance our customer contact center solution.

CCMG will be transitioning contact center services previously outsourced principally to IBM as well as certain other smaller providers. The transition plan to CCMG has been designed such that the services will move to CCMG as these agreements with the existing suppliers expire on their natural expiration dates without our incurring any termination fees. Specifically, the transition of services to CCMG is based on a phased migration of business volume to CCMG commencing in the second quarter of 2011 and will be substantially completed during 2011. Services will be primarily provided from CCMG locations in Omaha, Nebraska, the Philippines and India, on the basis of our requirements.

The primary scope of the agreement includes the following services for our North America business: (i) Inbound Customer Service, which principally involves the receipt of, response to, and resolution of inquiries received from customers; (ii) Outbound Customer Service, which principally involves the collection, compilation and verification of information contained in our databases; and (iii) Data Update Service, which principally involves the bulk or discrete updates to the critical data elements about companies in our databases.

The agreement also specifies service level commitments required of Convergys for achievement of our customer satisfaction targets and a methodology for calculating credits to us if Convergys fails to meet certain service levels. In addition, Convergys’ performance under the agreement will be measured in part by our overall satisfaction of the program as measured by a customer satisfaction survey of our key internal business partners.

Aggregate expenditures during the six year term of the agreement are expected to be approximately $135 million, which represents a moderate savings over existing operating expense during the term for the services as currently provisioned. After the first three years of service by Convergys, we have the right to terminate for convenience any or all of the services provided under the agreement upon one hundred eighty days prior written notice, and without incurring a termination fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ RICHARD S. MATTESSICH
Richard S. Mattessich
Vice President, Associate General Counsel & Assistant Corporate Secretary

DATE: December 16, 2010

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